Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com
FIRST BANCORP ANNOUNCES PAYMENT OF COMMON, PREFERRED
AND TRUST PREFERRED DIVIDENDS
San Juan, Puerto Rico, September 5, 2007 — First BanCorp (NYSE:FBP) today announced that the Board of Directors has declared the next payment of dividends on Common, Series A through E Preferred and Trust Preferred I & II shares. Common stockholders of record as of September 15, 2007 will receive the 49th consecutive quarterly dividend payment declared by First BanCorp’s Board of Directors, in the amount of $0.07 per share for the 3rd quarter of 2007, payable on September 28, 2007.
The estimated dividend amounts per share, record dates and payment dates for the Series A through E Preferred Shares are:

Series	$Per/share	Record Date	Payment Date
A	0.1484375	September 27, 2007	October 1, 2007
B	0.17395833	September 15, 2007	October 1, 2007
C	0.1541666	September 15, 2007	October 1, 2007
D	0.15104166	September 15, 2007	October 1, 2007
E	0.14583333	September 15, 2007	October 1, 2007
Approval was obtained as a part of First BanCorp’s previously announced agreement with the Board of Governors of the Federal Reserve System.
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly Unibank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 153 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
This press release may contain “forward-looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including the Corporation’s ability to file the 2007 quarterly reports so that the Corporation can return to compliance with the reporting requirements under the Securities Exchange Act of 1934, the ability to obtain a final order approving the settlement of the shareholder litigation, interest rate risk relating to the secured loans to Doral and R&G Financial, the continued repayment by Doral and R&G Financial of their outstanding loans, the impact on net income of the reduction in net interest income resulting from the repayment of a significant amount of the commercial loans to Doral, the impact of the consent orders on the Corporation’s future operations and results, the Corporation’s ability to continue to implement the terms of the consent orders, FirstBank’s ability to issue brokered certificates of deposit, its liquidity, the ability to fund operations, changes in the interest rate environment, regional and national economic conditions, including the risks arising from credit and other risks of the Corporation’s lending and investment activities, particularly the condo conversion loans in its Miami Agency, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward- looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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